SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     October 2, 2002

MORGAN STANLEY
(Exact name of registrant as specified in its charter)

Delaware	1-11758	36-3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1585 Broadway, New York, New York 10036
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (212) 761-4000

The information in this Current Report on Form 8-K, including the exhibits, is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of Morgan Stanley under the Securities Act of 1933.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c)    Exhibits

The following exhibit is furnished as part of this report.

99.1    Certain financial statements of Morgan Stanley in eXtensible Business Reporting Language (“XBRL®”) format.

Item 9.    Regulation FD Disclosure

Attached as an exhibit to this report are certain financial statements of Morgan Stanley for the third quarter ended August 31, 2002 from its previous Current Report on Form 8-K filed on September 19, 2002 (the “Report”) formatted in XBRL® (eXtensible Business Reporting Language). XBRL® is a trademark of XBRL International, Inc. These documents are presented for illustration purposes and these are not the official publicly filed financial statements of Morgan Stanley. No representation is made that the information presented is accurate or complete and they are not to be used for investment purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MORGAN STANLEY
(Registrant)

By:    /s/    Martin M. Cohen
          Martin M. Cohen
          Assistant Secretary

Date:    October 2, 2002

Index to Exhibits

Exhibit No.	Description

99.1
Certain financial statements of Morgan Stanley for the third quarter ended August 31, 2002 from its previous Current Report on Form 8-K filed on September 19, 2002 in eXtensible Business Reporting Language (“XBRL®”) format.